ARTHUR ANDERSEN LLP





                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration of our report dated January 5, 1998 for Pioneer Short-Term Income Trust and to all references to our firm included in or made a part of Post-Effective Amendment No. 6 and Amendment No. 7 to registration statement file Nos. 33-47613 and 811-06657, respectively.



/s/ Arthur Andersen LLP
Boston, Massachusetts
March 26, 1998